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                                                                     EXHIBIT 2.1


                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                                 SMARTFORCE PLC,

                             IC GLOBAL CORPORATION,

                          IC GLOBAL ACQUISITION CORP.,

                                 MICHAEL LEBLANC

                                       AND

                                  JODY GLIDDEN

                            DATED AS OF APRIL 2, 2001



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                                TABLE OF CONTENTS

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ARTICLE I PURCHASE AND SALE OF IC GLOBAL SHARES..................................................1

        1.1    Purchase and Sale.................................................................1
        1.2    Acquisition Consideration.........................................................1
        1.3    Termination of IC Global Rights...................................................2
        1.4    Share Exchange....................................................................2
        1.5    Surrender of IC Global Certificates; Payment of Acquisition Consideration.........2
        1.6    No Further Ownership Rights in IC Global Shares...................................3
        1.7    Lost, Stolen or Destroyed IC Global Certificates..................................3
        1.8    Exchange Support Agreement........................................................3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS........................................4

        2.1    Organization......................................................................4
        2.2    Capital Structure.................................................................4
        2.3    Subsidiaries......................................................................4
        2.4    Authority.........................................................................5
        2.5    No Conflict.......................................................................5
        2.6    Consents..........................................................................5
        2.7    Company Financial Statements......................................................5
        2.8    No Undisclosed Liabilities........................................................6
        2.9    No Changes........................................................................6
        2.10   Tax Matters.......................................................................7
        2.11   Restrictions on Business Activities...............................................8
        2.12   Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment....8
        2.13   Intellectual Property.............................................................9
        2.14   Agreements, Contracts and Commitments............................................12
        2.15   Governmental Authorization; Compliance with Laws.................................14
        2.16   Litigation.......................................................................14
        2.17   Accounts Receivable..............................................................14
        2.18   Minute Books.....................................................................15
        2.19   Brokers' and Finders' Fees.......................................................15
        2.20   Employees; Employee Benefit Plans and Compensation...............................15
        2.21   Insurance........................................................................17
        2.22   Environmental Matters............................................................17
        2.23   Agreement........................................................................18
        2.24   Securities Exemption Representations.............................................19



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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        2.25   Interested Party Transactions....................................................20
        2.26   Shelf Registration Statement Information.........................................20
        2.27   Representations Complete; Complete Copies of Materials...........................20
        2.28   Taking of Further Action.........................................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SMARTFORCE AND ACQUISITION CORP...................21

        3.1    Organization, Standing and Power of SmartForce...................................21
        3.2    Organization, Standing and Power of Acquisition Corp.............................21
        3.3    Authority........................................................................21
        3.4    No Conflict......................................................................22
        3.5    Consents.........................................................................22
        3.6    Valid Issuance of Acquisition Corp Preference Shares.............................22
        3.7    SEC Documents; SmartForce Financial Statements...................................22
        3.8    Broker's and Finder's Fees.......................................................23

ARTICLE IV CONDUCT PRIOR TO THE EXCHANGE DATE...................................................23

        4.1    Conduct of Business of IC Global.................................................23
        4.2    No Solicitation..................................................................25
        4.3    Strategic Agreements.............................................................25

ARTICLE V ADDITIONAL AGREEMENTS.................................................................25

        5.1    Access to Information............................................................25
        5.2    Expenses.........................................................................26
        5.3    Public Disclosure................................................................26
        5.4    Consents.........................................................................26
        5.5    Legal Requirements...............................................................26
        5.6    Notification of Certain Matters..................................................27
        5.7    Additional Documents and Further Assurances......................................27
        5.8    Employment Agreements and Bonus Waivers..........................................27
        5.9    Affiliates.......................................................................27
        5.10   Proprietary Information Agreement................................................27
        5.11   Resale Registration Statement....................................................28
        5.12   Confidential Information.........................................................28
        5.13   SmartForce Option Plan...........................................................28
        5.14   Non Competition..................................................................28

ARTICLE VI CONDITIONS TO THE SHARE EXCHANGE.....................................................30
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        6.1    Conditions to Obligations of Each Party to Effect the Share Exchange.............30
        6.2    Additional Conditions to Obligations of IC Global and Shareholders...............30
        6.3    Conditions to the Obligations of SmartForce and Acquisition Corp.................31

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND  WARRANTIES AND COVENANTS; INDEMNITY; ESCROW........33

        7.1    Survival of Representations and Warranties and Covenants.........................33
        7.2    Agreement to Indemnify...........................................................33
        7.3    Escrow Arrangements; Limitations on Indemnity....................................33
        7.4    Survival of Indemnity; Indemnification Procedures; Time Limits...................33

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..................................................34

        8.1    Termination......................................................................34
        8.2    Effect of Termination............................................................34
        8.3    Amendment........................................................................35
        8.4    Extension; Waiver................................................................35

ARTICLE IX POST-CLOSING COVENANTS...............................................................35

        9.1    Income Tax Elections.............................................................35
        9.2    Consents.........................................................................35

ARTICLE X GENERAL PROVISIONS....................................................................35

        10.1   Notices..........................................................................35
        10.2   Interpretation...................................................................37
        10.3   Counterparts.....................................................................37
        10.4   Entire Agreement; Assignment.....................................................37
        10.5   Severability.....................................................................37
        10.6   Other Remedies...................................................................37
        10.7   Specific Performance.............................................................38
        10.8   Arbitration......................................................................38
        10.9   Governing Law....................................................................38
        10.10  Rules of Construction............................................................38
        10.11  Share Legends....................................................................38
        10.12  California Corporate Securities Law..............................................38

Exhibits and Schedules



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                            SHARE PURCHASE AGREEMENT


        This SHARE PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of April 2, 2001 by and among SmartForce PLC, a public limited company formed under the laws of the Republic of Ireland ("SMARTFORCE"), IC Global Corporation, a company formed under the laws of New Brunswick("IC GLOBAL" or the "COMPANY"), IC Global Acquisition Corp., a company formed under the laws of New Brunswick and a wholly owned subsidiary of SmartForce ("ACQUISITION CORP.") and Michael LeBlanc ("LEBLANC") and Jody Glidden ("GLIDDEN" and, together with LeBlanc, the "SHAREHOLDERS").

                                    RECITALS

        WHEREAS, Shareholders own all of the issued and outstanding common shares of IC Global.

        WHEREAS, Acquisition Corp. desires to acquire from Shareholders, and Shareholders desire to sell to SmartForce, the IC Global Shares (as hereinafter defined) owned by Shareholders in exchange for the consideration specified herein and subject to the terms and conditions hereof (such transaction hereinafter referred to as the "SHARE EXCHANGE").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF IC GLOBAL SHARES

        1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Share Exchange, Acquisition Corp. shall purchase from Shareholders, and Shareholders shall sell, assign, transfer and deliver to Acquisition Corp., the IC Global Shares and the IC Global Rights (as hereinafter defined), if any, owned by Shareholders, free and clear of any pledge, lien, security interest, encumbrance, claim or other equitable or third-party interest (collectively, "LIENS"). The aggregate Acquisition Consideration (as defined below) for all of the IC Global Shares and IC Global Rights is set forth in
Section 1.2.

        1.2 Acquisition Consideration.

                (a) In reliance on the representations, warranties and covenants of Shareholders contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the IC Global Shares and IC Global Rights, Acquisition Corp. shall pay to Shareholders, in full payment for such IC Global Shares, IC Global Rights and the agreements of Shareholders made in connection with the transactions contemplated hereby, 100,000 non-voting preferred shares of Acquisition Corp. ("ACQUISITION CORP. PREFERENCE SHARES") in a manner set forth in Section 1.5 below (the "ACQUISITION CONSIDERATION"). Such Acquisition Corp. Preference Shares may be redeemed, retracted or sold, from time to time, for 100,000, in the aggregate, of SmartForce's American Depositary Shares (as hereinafter defined) (each such American Depositary Share representing one SmartForce Ordinary Share) in accordance with the terms of the Articles of Association and Certificate of Incorporation of Acquisition Corp. attached hereto as Exhibit A (the "ACQUISITION CORP. CHARTER") each (such redemption, retraction or sale of Acquisition Corp. Preference Shares for SmartForce ADSs shall be referred to as an "ADS EXCHANGE"). Each Shareholder shall receive such portion of the



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Acquisition Consideration as is pro rata to his or her proportional ownership of the IC Global Shares. Exhibit B attached hereto sets forth the number of IC Global Shares held by each such Shareholder, the number of shares of Acquisition Corp. Preference Shares to be issued to each such Shareholder and the number of ADSs to be issued to such Shareholder upon the redemption, retraction or sale of all of the Acquisition Corp. Preference Shares for ADSs. No fraction of an Acquisition Corp. Preference Share exchangeable for an ADS will be issued in connection with the Share Exchange, but in lieu thereof, each Shareholder shall be entitled to receive from SmartForce an amount of cash (rounded to the nearest whole cent) in US$ equal to the product of such fraction and the Average Closing Price (as hereinafter defined).

                (b) For purposes of this Agreement: (i) "AMERICAN DEPOSITARY SHARE" or "ADS" shall mean American Depositary Shares of SmartForce issued in accordance with that certain Restricted Deposit Agreement (B) dated as of June 8, 1999 among SmartForce, the Bank of New York, as depositary, and all owners and beneficial owners from time to time of the restricted ADSs; (ii) "IC GLOBAL SHARES" shall mean common shares of IC Global, having no par value; and (iii) "IC GLOBAL RIGHTS" shall mean any options or warrants or other agreements or commitments to purchase IC Global Shares or any other shares of capital stock of IC Global or any securities convertible into or exchangeable for IC Global Shares or any other shares of capital stock of IC Global; and (iv) the "AVERAGE CLOSING PRICE" shall be the average of the last sale prices of SmartForce's ADSs on the Nasdaq National Market for the ten (10) trading days ending on and including the trading day immediately preceding the Exchange Date (as defined below).

        1.3 Termination of IC Global Rights. Prior to the Exchange Date, IC Global shall cause all outstanding IC Global Rights to be terminated and of no further force and effect.

        1.4 Share Exchange. The Share Exchange shall occur at the offices of Wilson Sonsini Goodrich & Rosati located at 975 Page Mill Road, Palo Alto, California 94304, at 8:00 a.m., local time, on March 30, 2001 or, if any consent or approval of any Governmental Entity (as hereinafter defined) required to be obtained has not been obtained by such date, then the third business day following the date such approval or consent is obtained, or on such other date as the parties hereto shall agree, but in no event later than July 1, 2001. The Share Exchange shall be effected with the delivery of IC Global Certificates (as hereinafter defined) by Shareholders in accordance with Section 1.5(a) and the payment of the Acquisition Consideration therefor by Acquisition Corp. in accordance with Section 1.5(b). The date on which the Share Exchange shall occur is referred to herein as the "EXCHANGE DATE."

        1.5 Surrender of IC Global Certificates; Payment of Acquisition Consideration.

                (a) On the Exchange Date, each of the Shareholders shall deliver or cause to be delivered to Acquisition Corp. a certificate or certificates and/or any other instrument (the "IC GLOBAL CERTIFICATES") representing all IC Global Shares or IC Global Rights owned by Shareholders, together with all necessary endorsements, transfers or assignments required for the valid delivery thereof.

                (b) Concurrent with the delivery of the IC Global Certificates by Shareholders, Acquisition Corp. shall make available to Shareholders, as payment of the Acquisition Consideration in accordance with this Article I, certificates representing Acquisition Corp. Preference Shares issued in accordance with the Acquisition Corp. Charter; provided, however, that on behalf of the Shareholders, Acquisition Corp. shall cause Acquisition Corp. Preference Shares representing ten percent (10%) of such number of Acquisition Corp. Preferred Stock to be issued pursuant to this Article I (the "ESCROW AMOUNT") to be deposited in an escrow account in accordance with the Escrow Agreement (as defined below) and Section 7.3 below. The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the



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aggregate number of Acquisition Corp. Preference Shares which each such
Shareholder would otherwise be entitled to receive under this Section 1.5 by virtue of ownership of outstanding IC Global Shares. In addition to the Acquisition Corp. Preference Shares made available to Shareholders in accordance with this Section 1.5(b), Acquisition Corp. shall deliver to Shareholders by corporate check payable to the order of Shareholders such amount required to be paid, if any, for fractions of Acquisition Corp. Preference Shares.

                (c) If any Acquisition Corp. Preference Shares are to be issued in a name other than that in which the IC Global Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the IC Global Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquisition Corp. or any agent designated by it any transfer or other taxes required by reason of the issuance of Acquisition Corp. Preference Shares in any name other than that of the registered holder of the IC Global Certificate surrendered, or established to the satisfaction of Acquisition Corp. or any agent designated by it that such tax has been paid or is not payable.

        1.6 No Further Ownership Rights in IC Global Shares. All Acquisition Corp. Preference Shares issued in exchange for IC Global Shares in accordance with the terms of this Agreement (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such IC Global Shares.

        1.7 Lost, Stolen or Destroyed IC Global Certificates. In the event any IC Global Certificates evidencing IC Global Shares shall have been lost, stolen or destroyed, Acquisition Corp. shall issue, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such Acquisition Corp. Preference Shares and such cash, if any, as may be required pursuant to Section 1.2; provided, however, that Acquisition Corp. or SmartForce may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed IC Global Certificates to deliver a bond in such sum as SmartForce or Acquisition Corp. may reasonably direct as indemnity against any claim that may be made against Acquisition Corp. with respect to the IC Global Certificates alleged to have been lost, stolen or destroyed.

        1.8 Exchange Support Agreement. Contemporaneously with the consummation of the Share Exchange, SmartForce, Acquisition Corp., and the Shareholders shall enter into an Exchange Rights and Support Agreement substantially in the form attached hereto as Exhibit C (the "EXCHANGE SUPPORT AGREEMENT").

        1.9 Taking of Necessary Action; Further Action. If, at any time after the Share Exchange, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Acquisition Corp. with good, valid and marketable title to the IC Global Shares, the officers and directors of Acquisition Corp., SmartForce and Shareholders shall execute such other documents, and take such other action, as Acquisition Corp. or SmartForce shall reasonably request to effectuate the same.



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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS


        Shareholders hereby represent and warrant to SmartForce and Acquisition Corp. (referred to collectively as "SmartForce" for purposes of this Article II) as of the date hereof and as of immediately prior to the Closing, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section number) supplied separately by the Shareholders to SmartForce (the "DISCLOSURE SCHEDULE") dated the date hereof and certified by the Shareholders, as follows:

        2.1 Organization. IC Global is a corporation duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of New Brunswick. IC Global has the corporate power to own its properties and to carry on its business as now being conducted. IC Global is duly registered, licensed or qualified as an extra-provincial or foreign corporation, and is up-to-date in the filing of all corporate and similar returns, under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets, prospects, financial condition or results of operations of IC Global (a "MATERIAL ADVERSE EFFECT"). IC Global has delivered a true and correct officially certified copy of its Articles of Association and Certificate of Incorporation, which have not been amended since the date of incorporation (together, the "CHARTER"), to SmartForce's counsel.

        2.2 Capital Structure.

                (a) The authorized stated capital of IC Global consists of unlimited common shares, with no par value, of which 10,000,000 shares are issued and outstanding and no preference shares are issued and outstanding as of the date hereof. All issued and outstanding shares of the capital stock of IC Global have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares created by statute, the Charter or any other agreement to which IC Global is a party or by which it is bound. All issued and outstanding shares of the capital stock of IC Global are owned by Shareholders, free and clear of any Liens, in the amounts set forth in Section 2.2(a) of the Disclosure Schedule and were issued in compliance with the registration and qualification requirement of federal and provincial securities laws. Immediately following the Share Exchange as provided in this Agreement, IC Global will be a wholly owned subsidiary of Acquisition Corp.

                (b) IC Global has not reserved any IC Global Shares for issuance to employees and consultants pursuant to any option plan, and there are no shares subject to outstanding, unexercised options. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which IC Global is a party or by which it is bound obligating IC Global to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any IC Global Shares. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which IC Global is a party or by which it is bound obligating IC Global to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

        2.3 Subsidiaries. IC Global does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares in the capital of or any interest in, or



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control, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.

        2.4 Authority. IC Global has all requisite corporate power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which IC Global is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IC Global, and no further action is required on the part of IC Global to authorize the Share Exchange, the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which IC Global is a party have been duly executed and delivered by IC Global and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of IC Global, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "RELATED AGREEMENTS" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Employment Agreements (as defined in Section 5.8 herein), the Affiliates Agreements (as defined in Section 5.9 herein), the Registration Rights Agreement (as defined in Section 2.26), the Escrow Agreement (as defined in Section 7.3), the Trust Agreement (as defined in the Escrow Agreement) and the Exchange Support Agreement (as defined in Section 1.8).

        2.5 No Conflict. The execution and delivery by IC Global of this Agreement and any Related Agreements to which IC Global is a party do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Charter,
(ii) except as set forth in Section 2.5 of the Disclosure Schedule, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which IC Global is a party or its assets or properties are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IC Global or its properties or assets.

        2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other U.S. or Canadian federal, state, province, county, local or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with IC Global (so as not to trigger any Conflict), is required by or with respect to IC Global in connection with the execution and delivery of this Agreement and any Related Agreements to which IC Global is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings (i) as may be required under applicable securities laws, or (ii) as are set forth in Section 2.6 of the Disclosure Schedule.

        2.7 Company Financial Statements. Section 2.7(a) of the Disclosure
Schedule includes (i) IC Global's reviewed financial statements (balance sheet, income statement and statement of cash flows) as of and for the period ended June 30, 2000, together with the notes thereto and accompanied by a review letter thereon of IC Global's accountants and (ii) IC Global's unaudited financial statements (balance sheet, income statement and statement of cash flows) as of and for the period ended February 28, 2001. Such financial statements are referred to collectively as the "FINANCIAL STATEMENTS." The Financial Statements are complete



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

and correct and have been prepared in accordance with generally accepted accounting principles in Canada ("CANADIAN GAAP"), applied on a basis consistent throughout the period indicated and consistent with each other. The Financial Statements present fairly the financial condition and operating results of IC Global during the period indicated therein, subject in the case of unaudited financial statements to normal year end adjustments, which will not be material in amount or significance. The balance sheet of IC Global as of June 30, 2000 is hereinafter referred to as the "BALANCE SHEET." June 30, 2000 is hereinafter referred to as the "BALANCE SHEET DATE." There shall be no capitalized software development costs recorded in the Financial Statements. The Balance Sheet does not include any reserves, write-offs or non-recurring charges in an amount that is not consistent with IC Global's past practices.

        2.8 No Undisclosed Liabilities. Except as reflected or reserved against in the Balance Sheet or as otherwise set forth in Section 2.8 of the Disclosure Schedule, as of the Balance Sheet Date, IC Global did not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with Canadian GAAP), nor has IC Global incurred any such liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement since the Balance Sheet Date, except for liabilities incurred in the ordinary course of business consistent with past practices that, in the aggregate, do not exceed US$5,000.

        2.9 No Changes. Since the Balance Sheet Date, except as set forth in
Section 2.9 of the Disclosure Schedule, there has not been, occurred or arisen any:

                (a) transaction by IC Global except in the ordinary course of business as conducted on that date;

                (b) amendments or changes to the Charter of IC Global;

                (c) capital expenditure or commitment for capital expenditure by IC Global, either individually or in the aggregate, exceeding US$5,000;

                (d) destruction of, damage to or loss of any material assets of IC Global (whether or not covered by insurance) or, except for refunds made to customers in the ordinary course of business, loss of any business or customers of IC Global that (i) accounted for US$5,000 or more of IC Global's revenues for fiscal year 2000 or (ii) is estimated to account for US$5,000 or more of IC Global's projected revenue for fiscal year 2001;

                (e) labor or employment dispute or claim of which IC Global or Shareholders are aware (Section 2.9(e) of the Disclosure Schedule includes a list of all employees who have been terminated by IC Global since January 1,
2000);

                (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by IC Global;

                (g) revaluation by IC Global of any of its assets, other than depreciation as required by Canadian GAAP and reflected on the Balance Sheet;

                (h) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any IC Global Shares or profits, or any split, combination or reclassification of IC Global Shares or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for any share in the stated capital of IC Global, or the repurchase, redemption or other acquisition, directly or indirectly, of any IC Global Shares (or options, warrants or other rights exercisable therefor);

                (i) increase in the salary or other compensation payable or to become payable by IC Global to any of its officers, directors, employees or consultants, or the declaration, payment or commitment or obligation of any kind for the payment, by IC Global of a bonus or other additional salary or compensation to any such person, except as made in the ordinary course of business;

                (j) sale, lease, license or other disposition of any of the assets or properties of IC Global, except sales of inventory in the ordinary course of business;

                (k) amendment or termination or violation of any material contract, agreement or license to which IC Global is a party or by which it is bound;

                (l) loan by IC Global to any person or entity, other than advances to its employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurrence by IC Global of any indebtedness other than trade debt in ordinary course of business consistent with past practices, guaranty of IC Global of any indebtedness, issuance or sale of any debt securities of IC Global or guaranteeing of any debt securities of others;

                (m) waiver or release of any material right or claim of IC Global, including any write-off or other compromise of any account receivable of IC Global;

                (n) commencement or written notice, threat of commencement, of any lawsuit or proceeding against or investigation of IC Global or its affairs;

                (o) issuance or sale by IC Global of any IC Global Shares or IC Global Rights or of any other securities of IC Global;

                (p) change in pricing or royalties set or charged by IC Global other than in the ordinary course of business;

                (q) any event or condition of any character, that is reasonably likely to have a Material Adverse Effect on IC Global; or

                (r) negotiation or agreement by IC Global or any officer or employees of IC Global to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with SmartForce and its representatives regarding the transactions contemplated by this Agreement or acts otherwise permitted by such clauses (a) through (q)).

        2.10 Tax Matters.

                (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means (i) any and all federal, state, provincial, local and foreign taxes, assessments and other governmental charges, duties, fees, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, goods and services, harmonized sales taxes, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

Tax Returns and Audits. IC Global as of the Exchange Date will have prepared and timely filed all required federal, state, provincial, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to IC Global or its operations and such Returns are true and correct and have been completed in accordance with applicable law. IC Global as of the Exchange Date (i) will have paid or accrued all Taxes it is required to pay or accrue and (ii) will have withheld and timely remitted all income taxes, including Canadian Pension Plan contributions and applicable insurance premiums and other Taxes required to be withheld or collected and remitted pursuant to the laws of New Brunswick and Canada as applicable. IC Global has not been delinquent in the payment or remittance of any Tax nor is there any Tax deficiency or reassessment outstanding, assessed, notified or, to the knowledge of Shareholders, proposed against IC Global, nor has IC Global executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Return of IC Global is presently in progress, nor has IC Global been notified of any request for such an audit or other examination. IC Global does not have any liabilities for unpaid federal, state, provincial, local and foreign Taxes which have not been accrued or reserved against in accordance with Canadian GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise and Shareholders have no knowledge of any basis for the assertion of any such liability attributable to IC Global, its assets or operations. IC Global has made available to SmartForce or its legal counsel, copies of all foreign, federal, state and provincial income, sales, use and goods and services Tax Returns filed for all periods as to which any applicable statute of limitations has not expired. There are no Liens on the assets of IC Global relating to or attributable to Taxes other than Liens for Taxes not yet due and payable. IC Global's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal and provincial income tax deductions is accurately reflected on IC Global's tax books and records. Shareholders have no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of IC Global. IC Global does not presently and has not held in the past any real property within the United States. IC Global has not applied for and has not received any research and development tax credits. The Shareholders are not non-residents of Canada, as defined in the Income Tax Act (Canada). I.C. Global is a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada), and has been one since July 9, 1999. I.C. Global is a registrant for the purposes of the good and services tax provided for under the Excise Tax Act and its registration number is 89474 6320 RT0001.

        2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Shareholders, IC Global or any of its officers is a party or otherwise binding upon Shareholders, IC Global or, to Shareholders' knowledge, any of its officers that is reasonably likely to have the effect of prohibiting or impairing any business practice of IC Global, any acquisition of property (tangible or intangible) by IC Global or the conduct of business by IC Global. Without limiting the foregoing, IC Global has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                (a) Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently owned or leased by IC Global and, in the case of leased property, the name of the lessor, the date of the lease, the termination date of the lease, if any, and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                (b) IC Global has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal or mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Financial Statements and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                (c) The equipment and other tangible personal property owned or leased by IC Global (i) is adequate for the conduct of its business as currently conducted, (ii) is in good operating condition, subject to normal wear and tear, and (iii) has been reasonably maintained.

                (d) The assets owned or leased by IC Global, or which it otherwise has the right to use, constitute all of the properties and assets, tangible or intangible, held for use or used in connection with the business of IC Global and are adequate to conduct such business as currently conducted or as proposed to be conducted.

        2.13 Intellectual Property.

                (a) For the purposes of this Agreement, the following terms have the following definitions:

                "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

                "IC GLOBAL INTELLECTUAL PROPERTY" shall mean any Intellectual Property that: (i) is owned by or exclusively licensed to IC Global, or (ii) which is necessary to the operation of IC Global, including the design, manufacture, sale and use of the products or performance of the services of IC Global as it currently is operated; provided, however, that such definition shall not include any software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, user and technical manuals and other related documentation and materials, whether source code, object code or readable form, licensed to IC Global that is subject to "shrink-wrap" license agreements.

                "CURRENTLY" means, as used in this section, the period beginning six years prior to the Exchange Date and ending on such date.

                (b) Section 2.13(b) of the Disclosure Schedule lists all of IC Global's United States and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other IC Global Intellectual Property that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority, all of the foregoing, the "REGISTERED INTELLECTUAL PROPERTY".

                (c) IC Global in not engaged in any proceedings or actions before any court, tribunal (including the United States Patent Office ("PTO") or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property.

                (d) IC Global has complied with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of IC Global.

                (e) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions or payments, other than non-material payments to counsel or other professional agents in the ordinary course of business, that must be taken or made in the six-month period following the Exchange Date in connection with the preservation or maintenance of the Registered Intellectual Property.

                (f) IC Global is not barred from seeking patents on potentially patentable inventions of IC Global by "on-sale" or similar bars to patentability or by failure to apply for a patent on such inventions within the time required.

                (g) The contracts, licenses and agreements listed on Section 2.13(g) of the Disclosure Schedule includes all contracts, licenses and agreements, to which IC Global is a party with respect to any Intellectual Property with a potential value or cost in excess of U.S. $5,000.

                (h) The contracts, licenses and agreements listed on Section 2.13(g) of the Disclosure Schedule are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed on Section 2.13(g) of the Disclosure Schedule. IC Global is in compliance with, and has not breached any term of, the contracts, licenses and agreements listed on Section 2.13(g) of the Disclosure Schedule, and, to the knowledge of Shareholders, all other parties to the contracts, licenses and agreements listed on Section 2.13(g) of the Disclosure Schedule are in compliance with, and have not breached, any term of such contracts, licenses and agreements. Following the Exchange Date,

SmartForce will be permitted to exercise all of IC Global's rights under the contracts, licenses and agreements listed in Section 2.13(g) of the Disclosure Schedule without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which IC Global would otherwise be required to pay.

                (i) No person has any rights to use any of the Intellectual Property of IC Global and IC Global has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of IC Global.

                (j) Except as set forth on Section 2.13(j) of the Disclosure
Schedule: (i) IC Global owns and has good and exclusive title to each item of the Intellectual Property of IC Global, including all Registered Intellectual Property listed on Section 2.13(b) of the Disclosure Schedule, free and clear of any Lien; (ii) IC Global owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of IC Global; and (iii) IC Global is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of IC Global, including the sale of any products or the provision of any services by IC Global.

                (k) The operation of the business of IC Global as such business currently is conducted, or is reasonably is contemplated to be conducted, including IC Global's design, development, manufacture, marketing and sale of the products or services of IC Global (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any other person or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither LeBlanc, Glidden nor, to the knowledge of Shareholders, any other Employee (as defined below), consultant or contractor of IC Global is in violation of any term of any employment, noncompetition, non-disclosure, proprietary rights or similar agreement between such person and any third party or obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree, or order of any court or administrative agency, that could (x) interfere with the use of such person's best efforts to promote the interests of IC Global, (y) conflict with IC Global's business as proposed to be conducted, or (z) result in IC Global incurring any liability by virtue of IC Global's employment of such Employee, consultant or contractor.

                (l) IC Global has not received notice from any person that the operation of the business of IC Global, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                (m) IC Global owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by IC Global and the performance of all services provided by IC Global.

                (n) Section 2.13(n) of the Disclosure Schedule lists all contracts, licenses and agreements between IC Global and any other Person wherein or whereby IC Global has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by IC Global or such other Person of the Intellectual Property of any other Person.

                (o) There are no contracts, licenses or agreements between IC Global and any other person with respect to the Intellectual Property of IC Global under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by IC Global thereunder.

                (p) To the knowledge of Shareholders, no person has or is infringing or misappropriating any Intellectual Property of IC Global.

                (q) There have been, and are, no claims asserted against IC Global or, to the knowledge of Shareholders, against any customer of IC Global, related to any product or service of IC Global.

                (r) Except for pending patent applications, no IC Global Intellectual Property, or product or service of IC Global is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by IC Global, or which may affect the validity, use or enforceability of such IC Global Intellectual Property.

                (s) Except as disclosed on Schedule 2.13(s) of the Disclosure Schedule, IC Global has required all employees to enter into an employment contract which contract contains an ideas and inventions agreement substantially in it's standard form (a true and complete copy of which has been provided to counsel for Parent) and all current and former employees of IC Global have executed such an agreement.

                (t) IC Global owns exclusively and has good title to all copyrighted works that are IC Global products or which IC Global otherwise purports to own.

                (u) To the extent that any work, invention, or material has been developed or created by a third party for IC Global, IC Global has a written agreement with such third party with respect thereto and IC Global thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

        2.14 Agreements, Contracts and Commitments.

                (a) Except as set forth in Section 2.14(a) of the Disclosure Schedule, IC Global does not have any continuing obligations under, is not a party to or is not bound by:

                        (i) any collective bargaining agreements, or any contract with or commitment to any trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "LABOR REPRESENTATIVES") and IC Global has not conducted any negotiations with respect to any such future contracts or commitments;

                        (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations or is otherwise required by statute or case law to provide any of the foregoing;

                        (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                        (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                        (v) any agreement or plan, including, without limitation, any share option plan, share appreciation rights plan or share purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

                        (vi) any fidelity or surety bond or completion bond;

                        (vii) any lease of personal property having annual lease payments individually in excess of US$3,000;

                        (viii) any agreement of indemnification or guaranty;

                        (ix) any agreement, contract or commitment containing any covenant limiting the freedom of IC Global or its affiliates to engage in any line of business or to compete with any person;

                        (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of US$5,000;

                        (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of IC Global's business;

                        (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                        (xiii) any purchase order or contract for the purchase of raw materials, other than purchase orders made in the ordinary course of business and involving not more than US$5,000;

                        (xiv) any construction contracts;

                        (xv) any distribution, joint marketing or development agreement;

                        (xvi) any agreement, contract or commitment with any customer which accounted for, or is expected to account during IC Global's current fiscal year, for more than 5% of IC Global's revenue or trade payables; or

                        (xvii) any other agreement, contract or commitment that involves $5,000 or more or that cannot be canceled without penalty within thirty
(30) days.

                (b) IC Global is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of (i) any agreement, contract or commitment required to be set forth in Section 2.14(a) of the Disclosure Schedule, or (ii) any other agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment referenced in the preceding clauses (i) and (ii), a "CONTRACT"), nor is either Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder of which Shareholders is aware by any party obligated to IC Global pursuant thereto. IC Global has obtained, or will use its reasonable best efforts to obtain prior to the Exchange Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with consummation of the Share Exchange or to remain in effect without modification after the Share Exchange.

        2.15 Governmental Authorization; Compliance with Laws. IC Global is not required to obtain any consent, license, permit, grant or other authorization from any Governmental Entity which it requires to (a) currently operate or hold any interest in any of its properties or (b) operate its business or the holding of any such interest. IC Global has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state, provincial or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

        2.16 Litigation. Except as set forth in Section 2.16 of the Disclosure Schedule there is no action, suit, claim, proceeding or arbitration of any nature pending or, to the knowledge of Shareholders, threatened against IC Global or any of its properties or any of its officers, directors or Shareholders in their capacities as such. There is no investigation pending or, to the knowledge of Shareholders, threatened against IC Global, its properties or any of its officers, directors or Shareholders in respect of IC Global by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of IC Global to manufacture, offer or sell any of its products in the present manner or style thereof. Without limiting the generality of the foregoing, no complaint, grievance, claim, work order or investigation has been filed, made or commenced against IC Global pursuant to the Human Rights Act R.S.N.B. 1973 c.H-11, the Employment Standards Act S.N.B. 1982 c.E-7.2, the Worker's Compensation Act R.S.N.B. 1973 c.W-13, the Clean Air Act S.N.B. 1997 c. C-5.2, the Clean Environment Act R.S.N.B. 1973 c. C-6, and the Clean Water Act S.N.B. 1989 c. C-6.1. or any similar legislation of Canada or the Province of New Brunswick or any other applicable jurisdiction.

        2.17 Accounts Receivable.

                (a) Set forth in Section 2.17(a) of the Disclosure Schedule is a list of all accounts receivable of IC Global reflected on the Balance Sheet ("ACCOUNTS RECEIVABLE") along with a range of days elapsed since invoice as of the date of the Balance Sheet. All Accounts Receivable of IC Global (i) arose in the ordinary course of business, (ii) represent bona fide indebtedness incurred by the applicable account debtors in the amounts invoiced by IC Global and stated on its books and records, subject to collection, (iii) are carried at values determined in accordance with Canadian GAAP, consistently applied, and
(iv) are not subject to any defenses, counterclaims or claims for set off. The reserves against the Accounts Receivable have been established in accordance with Canadian GAAP, and based upon a review of such Accounts Receivable, Shareholders reasonably believes such reserves to be adequate. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. To the knowledge of Shareholders, none of such Accounts Receivable is owed by a person or entity that has sought the protection of any bankruptcy or insolvency law or is the subject of any dispute as to payment.

                (b) All the inventories of IC Global reflected on the Balance Sheet and IC Global's books and records on the date hereof were purchased, acquired or produced in the ordinary course of business and in a manner consistent with IC Global's regular inventory practices and are set forth on IC Global's books and records in accordance with the practices and principles of IC Global. The reserves against such inventory has been established in accordance with Canadian GAAP. The presentation of inventory on the Balance Sheet conforms to Canadian GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

        2.18 Minute Books. The minute books of IC Global made available to counsel for SmartForce are the only minute books of IC Global and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and Shareholders or actions by written consent since the formation of IC Global.

        2.19 Brokers' and Finders' Fees. IC Global has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.20 Employees; Employee Benefit Plans and Compensation.

                (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                        (i) "APPLICABLE LAW" means all applicable laws, regulations and orders and all applicable regulatory policies.

                        (ii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, pension benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, registered or unregistered, funded or unfunded, which is or has been maintained, contributed to, or required to be contributed to, by IC Global or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which IC Global or any Affiliate has or may have any material liability contingent or otherwise;

                        (iii) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of IC Global or any Affiliate;

                        (iv) "EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between IC Global or any Affiliate and any Employee or consultant;

                        (v) "CCRA" shall mean the Canada Customs and Revenue Agency;

                (b) Schedule. Section 2.20(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. IC Global does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to SmartForce in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                (c) Documents. IC Global has provided to SmartForce, if any, (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports, the most recent regulatory filings, in connection with each Company Employee Plan or related trust; (iv) if IC Global's Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description with respect to each Company Employee Plan; (vi) all CCRA or other applicable regulatory materials relating to Company Employee Plans and copies of all applications and correspondence to or from the CCRA or other applicable regulatory authority with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to IC Global; and (viii) all registration statements and prospectuses, if any, prepared in connection with each Company Employee Plan.

                (d) Employee Plan Compliance. IC Global has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all Applicable Laws; and; (i) there are no actions, suits or claims pending, or, to the knowledge of Shareholders, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan, (ii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to IC Global, SmartForce, or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event), (iii) there are no inquiries or proceedings pending or, to the knowledge of Shareholders, threatened by regulatory authorities with respect to any Company Employee Plan, and (iv) neither IC Global nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan.

                (e) BLANK

                (f) U.S. Company Employee Plan. The Company does not now, nor has it ever had the obligation to maintain, establish, sponsor, participate in, or contribute to any Company Employee Plan for the benefit of Employees who perform (or performed) services within the United States.

                (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and IC Global has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (i) Employment Matters. IC Global (i) is in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any governmental or administrative authority, with respect to employment insurance benefits, Canada Pension Plan or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                (j) Labor. No work stoppage or labor strike against IC Global is pending or, to the knowledge of Shareholders, threatened. IC Global is not involved in or, to the knowledge of the Shareholders, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to IC Global. Neither IC Global nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the Industrial Relations Act (New Brunswick)which would, individually or in the aggregate, directly or indirectly result in a liability to IC Global. IC Global is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by IC Global.

        2.21 Insurance. Section 2.21 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of IC Global. Such insurance policies are customary for similarly situated companies and are reasonably satisfactory to ensure IC Global against the risks associated with its business. There is no claim by IC Global pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid timely and IC Global is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Shareholders do not have any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.22 Environmental Matters.

                (a) Hazardous Material. IC Global has not: (i) operated any underground storage tanks at any property that IC Global has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, provincial or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to any New Brunswick or Canadian statute, rule or regulation. or defined as a hazardous waste pursuant to any New Brunswick or Canadian statute or rule and any regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of IC Global, or, to the Shareholders' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that IC Global has at any time owned, operated, occupied or leased.

                (b) Hazardous Materials Activities. IC Global has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Exchange Date, nor has IC Global disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                (c) Permits. IC Global currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of IC Global's Hazardous Material Activities, if any, and other businesses of IC Global as such activities and businesses are currently being conducted.

                (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to IC Global's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of IC Global. The Shareholders are not aware of any fact or circumstance which could involve IC Global in any environmental litigation or impose upon IC Global any environmental liability.

        2.23 Agreement.

                (a) Each of this Agreement and the Related Agreements has been duly and validly executed and delivered by, or on behalf of, Shareholders and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding obligation of Shareholders, enforceable against Shareholders in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

                (b) Neither the execution and delivery of each of this Agreement and the Related Agreements nor the performance by Shareholders of their respective obligations hereunder and thereunder, violate, conflict with, or constitute a default under any agreement or commitment to which Shareholders are a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to Shareholders that would preclude Shareholders from entering into this Agreement and any Related Agreement, or consummating the transactions contemplated hereby and thereby.

                (c) No consent, waiver, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or any third party is required to be made or obtained by Shareholders in connection with the execution and delivery by Shareholders of each of this Agreement and the Related Agreements or the performance by Shareholders of their respective obligations hereunder and thereunder or the consummation by Shareholders of the transactions contemplated herein or therein.

                (d) Shareholders have the sole right to transfer IC Global Shares owned by them to SmartForce. Upon delivery of IC Global Certificates representing such IC Global Shares to SmartForce, together with a duly executed transfer instrument, SmartForce will receive good and valid title to such IC Global Shares, free and clear of all Liens.

                (e) Shareholders have had an opportunity to review with each of their respective tax advisors the tax consequences to Shareholders of the Share Exchange and the transactions contemplated by this Agreement or the Related Agreements. Shareholders understand that each of them must rely solely on their advisors and not on any statements or representations by SmartForce, IC Global or any of their respective agents. Shareholders understand that each of them (and not SmartForce or IC Global) shall be responsible for his own tax liability that may arise as a result of the Share Exchange or any other transactions contemplated by this Agreement or the Related Agreements.

                (f) Shareholders will have sufficient assets, after sale of the IC Global Shares owned by Shareholders as contemplated hereby, to satisfy all of Shareholders' obligations to each of their creditors, as the same become due and payable.

                (g) Shareholders are not non-residents of Canada under the Income Tax Act (Canada).

        2.24 Securities Exemption Representations.

                (a) Shareholders have substantial knowledge and experience in financial and business matters so that each of them is capable of evaluating the merits and risks of his investment in SmartForce, has the capacity to protect his own interests, and has a pre-existing business or close personal relationship with SmartForce and certain of its officers, directors or controlling persons. Shareholders has had an opportunity to discuss SmartForce's management, business and financial condition with SmartForce's management.

                (b) Shareholders are acquiring the Acquisition Corp. Preference Shares and, from time to time upon an ADS Exchange, ADSs for investment for their own accounts, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Shareholders understand that neither the Acquisition Corp. Preference Shares nor the ADSs have been, nor will be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholders' representations as expressed herein.

                (c) Shareholders acknowledge that the Acquisition Corp. Preference Shares and, from time to time upon an ADS Exchange, the ADSs constitute "restricted securities" within the meaning of the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Shareholders are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about Acquisition Corp. and SmartForce, as applicable, the resale occurring not less than one year after a party has acquired and given full consideration for the security to be acquired, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three-month period not exceeding specified limitations. Shareholders further acknowledge and agree that for purposes of relying on Rule 144 in connection with any sale of ADSs such Shareholder may not be entitled to "tack" any period for which the Shareholder held Acquisition Corp. Preference Shares which were exchanged for ADSs.

                (d) Neither of the Shareholders is a "U.S. Person" (as such term is defined in Rule 902 promulgated under the Securities Act), and the offer and sale of the Acquisition Corp. Preference Shares and subsequent redemption, retraction or sale thereof for ADSs will be made to Shareholders in an "offshore transaction" (as such term is defined in Rule 902 promulgated under the Securities Act).

                (e) Shareholders acknowledge that the securities of neither Acquisition Corp. nor SmartForce offered hereby have been registered under the Securities Act and may only be offered, sold, pledged or otherwise transferred, including in the United States or to or for the account or benefit of U.S.

Persons, pursuant to an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to SmartForce that registration under the Securities Act is not required.

        2.25 Interested Party Transactions. No officer, director, employee or holder of IC Global Shares (or any spouse or member of the immediate family of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that IC Global furnishes or sells, or proposes to furnish or sell, or (ii) any economic interest in any entity that purchases from or sells or furnishes to, IC Global, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Section
2.14 of the Disclosure Schedule; provided, that passive ownership of no more than one percent (1%) of the outstanding stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.25.

        2.26 Shelf Registration Statement Information. The information supplied or to be supplied by IC Global and, to the knowledge of Shareholders, by or on behalf of any shareholder of IC Global, for inclusion in the registration statement contemplated by the Registration Rights Agreement attached hereto as Exhibit D (the "REGISTRATION RIGHTS AGREEMENT") does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        2.27 Non-Competition.

                (a) Shareholders acknowledge that it is a condition to the obligation of SmartForce to complete the transactions contemplated by this Agreement that Shareholders enter into the non-competition covenants in section 5.14;

                (b) Shareholders acknowledge that the provisions of section 5.14 are necessary in order that SmartForce receives the full benefit of the goodwill of the purchased business and in order to permit SmartForce to preserve that goodwill and, accordingly, Shareholders are each to enter into the agreements in section 5.14 in order to ensure that the goodwill of the purchased business is not impaired by action of Shareholders;

                (c) Shareholders acknowledge that the provisions of section 5.14 are an integral part of the transaction contemplated by this Agreement under which the Shareholders are receiving significant benefit and that the consideration for the transaction included a premium for the future services of Shareholders in the conduct of the business of the Company; and

                (d) Shareholders acknowledge that SmartForce is relying on the agreements and acknowledgements given herein and in section 5.14 by Shareholders.

        2.27 Representations Complete; Complete Copies of Materials. None of the representations or warranties made in this Article II (as modified by the Disclosure Schedule), nor any statement made in any schedule, certificate, document or instrument furnished by IC Global or Shareholders pursuant to this Agreement contains, as of the date hereof, any untrue statement of a material fact, or omits, as of the date hereof, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no event, fact or condition that materially and adversely affects the business, assets, financial condition or results of operations of IC Global, or that reasonably could be expected to do so, that has not been set forth in this Agreement or in the

Disclosure Schedule. IC Global has delivered to SmartForce true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Schedule or that has been requested by SmartForce or its counsel. IC Global acknowledges that the results of any due diligence investigation or examination conducted by SmartForce or its counsel or representatives shall not relieve IC Global of its obligations with respect to the representations and warranties made in this Agreement or reduce the rights of SmartForce to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation or examination.

        2.28 Taking of Further Action. If, at any time after the Exchange Date, any further action is necessary or desirable to carry out the purposes of this Agreement the officers and directors of IC Global are fully authorized to take, and will take, all such lawful and necessary and/or desirable action to the extent reasonable.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF SMARTFORCE AND ACQUISITION CORP.

        Each of SmartForce and Acquisition Corp. hereby represents and warrants to Shareholders as of the date hereof and as of immediately prior to the Share Exchange as follows:

        3.1 Organization, Standing and Power of SmartForce. SmartForce is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland. SmartForce has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, prospects, financial condition, or results of operations of either SmartForce or Acquisition Corp. (a "SMARTFORCE MATERIAL ADVERSE EFFECT") or the ability of either SmartForce or Acquisition Corp. to consummate the transactions contemplated hereby.

        3.2 Organization, Standing and Power of Acquisition Corp. Acquisition Corp. is a corporation duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of New Brunswick. Acquisition Corp. has the corporate power to own its properties and to carry on its business as now being conducted. Acquisition Corp. is duly registered, licensed or qualified as an extra-provincial or foreign corporation, and is up-to-date in the filing of all corporate and similar returns, under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets, prospects, financial condition or results of operations of Acquisition Corp. true and correct officially certified copy of the Acquisition Corp. Charter to IC Global's counsel.

        3.3 Authority. Each of SmartForce and Acquisition Corp. has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which each of SmartForce and Acquisition Corp. is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SmartForce or Acquisition Corp., as applicable, and no further action is required on the part of either SmartForce or Acquisition Corp. to authorize the Share Exchange, the Agreement, any Related Agreements to which it is a party, and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which SmartForce or Acquisition Corp. is a party have been duly executed and delivered by SmartForce or Acquisition Corp., as applicable, and, assuming due authorization, execution and delivery by other parties hereto and thereto, constitute the valid and binding obligation of SmartForce or Acquisition Corp., as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.4 No Conflict. The execution and delivery of this Agreement and any Related Agreements to which SmartForce or Acquisition Corp. is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any benefit under (i) any provision of the Memorandum and the Articles of Association of SmartForce or the Acquisition Corp. Charter, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which SmartForce or Acquisition Corp is a party or its assets or properties are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SmartForce or Acquisition Corp or their properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of SmartForce and Acquisition Corp to consummate the transactions contemplated hereby and thereby.

        3.5 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to SmartForce or Acquisition Corp. in connection with the execution and delivery of this Agreement and any Related Agreement to which SmartForce or Acquisition Corp. is a party by SmartForce or Acquisition Corp. or the consummation by SmartForce or Acquisition Corp. of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (ii) listing of the ADSs on the Nasdaq National Market following an ADS Exchange, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of SmartForce and Acquisition Corp. to consummate the transactions contemplated hereby and thereby.

        3.6 Valid Issuance of Acquisition Corp Preference Shares. The Acquisition Corp. Preference Shares to be issued by Acquisition Corp. pursuant to the Share Exchange will be, at the Share Exchange, duly authorized, validly issued, fully paid, not subject to any call, preemptive or similar rights. Upon issuance of the Acquisition Corp. Preference Shares issued pursuant to Article I, the right, title and interest to such Acquisition Corp. Preference Shares (other than the Escrow Shares) will be transferred to Shareholders, free and clear of all Liens.

        3.7 SEC Documents; SmartForce Financial Statements. SmartForce has furnished to Shareholders a true and complete copy of (i) its quarterly report on Form 10-Q, as amended, for the quarter ended September 30, 2000; and (ii) its definitive proxy statement in connection with its 2000 annual meeting of Shareholders (together the "SEC DOCUMENTS"), which SmartForce filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with the Securities and Exchange Commission (the "SEC"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the SEC Documents did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by subsequently filed documents with the SEC. The financial statements of SmartForce, including the notes thereto, included in the SEC Documents (the "SMARTFORCE FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of SmartForce at the dates thereof and of its operations and cash flows for the periods then ended (subject in the case of unaudited financial statements, to normal audit adjustments). Since September 30, 2000, there has not been, occurred or arisen any event or condition which has had a material adverse effect on the business, assets (including intangible assets), financial conditions or results of operations of SmartForce and subsidiaries, taken as a whole and involves amounts, or results in damages, individually or in the aggregate, in excess of US$5,000,000. Since September 30, 2000, SmartForce has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations of the SEC (collectively, "SECURITIES LAWS"), each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of all Securities Laws, except for such failures to file or to comply with Securities Laws as are not, individually or in the aggregate, materially adverse to SmartForce.

        3.8 Broker's and Finder's Fees. No broker, finder or investment banker is entitled to any brokers', finders' or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SmartForce.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EXCHANGE DATE

        4.1 Conduct of Business of IC Global. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Exchange Date, IC Global and Shareholders agree (except to the extent that SmartForce and Acquisition Corp. shall otherwise consent in writing) to carry on IC Global's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Exchange Date. IC Global and Shareholders shall promptly notify SmartForce and Acquisition Corp. of any event or occurrence not in the ordinary course of business of IC Global, and any event which could reasonably be expected to have a Material Adverse Effect on IC Global. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, IC Global and Shareholders shall not, without the prior written consent of SmartForce and Acquisition Corp., which consent shall not be unreasonably withheld:

                (a) Enter into any commitment or transaction not in the ordinary course of business;

                (b) Transfer to any person or entity any rights to IC Global Intellectual Property;

                (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of IC Global;

                (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Disclosure Schedule;

                (e) Commence any litigation;

                (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for IC Global Shares, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

                (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                (h) Cause or permit any amendments to its Charter;

                (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

                (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

                (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of IC Global or guarantee any debt securities of others;

                (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof;

                (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

                (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

                (o) Pay, discharge or satisfy, in an amount in excess of US$1,000 (in any one case) or US$5,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise);

                (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

                (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (p) above, or any other action that would prevent IC Global from performing or cause IC Global not to perform its covenants hereunder.

        4.2 No Solicitation. Until the earlier of the Exchange Date and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither Shareholders nor IC Global will (nor will Shareholders or IC Global permit any of IC Global's officers, directors, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than SmartForce and Acquisition Corp. and their designees:

                (a) Solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of IC Global (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the IC Global Shares or its capital stock or assets;

                (b) Provide information with respect to IC Global to any person, other than SmartForce, relating to the possible acquisition of IC Global (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the IC Global Shares or its capital stock or assets;

                (c) Enter into an agreement with any person, other than SmartForce or Acquisition Corp., providing for the acquisition of IC Global (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any Material (as defined below) portion of the IC Global Shares or its capital stock or assets; or

                (d) Make or authorize any statement, recommendation or solicitation in support of any possible acquisition of IC Global (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the IC Global Shares or its capital stock or assets by any person, other than by SmartForce or Acquisition Corp.

        In addition to the foregoing, if IC Global or Shareholders receives prior to the Exchange Date or the termination of this Agreement any offer or proposal relating to any of the above, IC Global or Shareholders, as the case may be, shall promptly notify SmartForce and Acquisition Corp. thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as SmartForce or Acquisition Corp. may reasonably request. For purposes of the foregoing, "material" shall mean greater than five (5) percent of the assets or equity interest in IC Global.

        4.3 Strategic Agreements. IC Global agrees that it will not enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Exchange Date unless it has first consulted with and received the prior written consent of the Vice President, Finance and Chief Financial Officer of SmartForce and the President of Acquisition Corp.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Access to Information. Shareholders and IC Global shall afford SmartForce and Acquisition Corp. and their accountants, counsel and other representatives (collectively, the "REPRESENTATIVES") reasonable access during normal business hours upon reasonable notice during the period prior to the Exchange Date to all of the properties, books, contracts, commitments, records and all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of IC Global as SmartForce and Acquisition Corp. may request so that SmartForce and Acquisition Corp. can perform a full and complete investigation of IC Global's business and financial condition, including without limitation access upon reasonable request to employees, customers and vendors of IC Global for due diligence inquiry and copies of internal financial statements, business plans and projections; provided, however that any inquiry or investigation pursuant to this Section 5.1 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of IC Global; and provided further that in the event SmartForce or Acquisition Corp. requests to contact customers or vendors of IC Global prior to the Exchange Date, Shareholders shall have the right to participate in all such interviews or inquiries if he so elects. SmartForce and Acquisition Corp. will make available to Shareholders and IC Global such publicly available information about SmartForce or Acquisition Corp. as IC Global shall request. No information or knowledge obtained in any investigation shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

        5.2 Expenses. Whether or not the Share Exchange is consummated, all fees and expenses incurred in connection with the Share Exchange, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation of the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        5.3 Public Disclosure. SmartForce, Acquisition Corp., IC Global and Shareholders agree that, except as required by law with respect to the public disclosure obligations of SmartForce, neither SmartForce nor Acquisition Corp., on the one hand, nor IC Global and Shareholders, on the other hand, shall without the prior written consent of the other party, make any public or private statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding this Agreement and the transactions contemplated hereby, except to directors, officers, employees and legal and financial advisors with a need to know. SmartForce and Acquisition Corp. also agree that if either of SmartForce or Acquisition Corp. is required to make such disclosure it will notify IC Global and Shareholders of such requirement prior to making such disclosure; provided that the foregoing shall not preclude any party from making any announcement or other disclosure if such party is advised by its counsel that such announcement or disclosure is required to be made by U.S. or Canadian law or the rules of the Nasdaq National Market or from obtaining the consents required pursuant to Sections 2.6 and 5.4 hereof.

        5.4 Consents. Shareholders and IC Global shall promptly apply for or otherwise seek, and use their respective best efforts to obtain, all consents, waivers and approvals required to be obtained by it for the consummation of the Share Exchange, and Shareholders and IC Global shall use their best efforts to obtain all consents, waivers and approvals required under any of IC Global's Contracts in order to preserve IC Global's rights and benefits thereunder.

        5.5 Legal Requirements. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) consummate and make effective the transactions contemplated hereby, (ii) to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and, (iii) to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that none of SmartForce, Acquisition Corp. or IC Global shall be required to agree to any divestiture by SmartForce, Acquisition Corp. or IC Global of any of SmartForce's or Acquisition Corp.'s subsidiaries or affiliates or shares of capital stock or of any business, assets or property of SmartForce or Acquisition Corp. or their subsidiaries or affiliates or IC Global or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.6 Notification of Certain Matters. IC Global and Shareholders shall give prompt notice to SmartForce and Acquisition Corp., and SmartForce and Acquisition Corp. shall give prompt notice to IC Global and Shareholders, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to result in the failure of Shareholders, IC Global or SmartForce or Acquisition Corp., as the case may be, to satisfy the conditions of Section 6.1(a) and Section 6.2(a), respectively, and (ii) any failure of SmartForce, Acquisition Corp., IC Global and Shareholders, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.7 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.8 Employment Agreements and Bonus Waivers.

                (a) On or prior to the Exchange Date, each of the persons identified on Exhibit E (the "DESIGNATED EMPLOYEES") shall enter into an employment agreement with SmartForce (which shall include, among other things, noncompetition provisions) (the "EMPLOYMENT AGREEMENTS") in substantially the form attached hereto as Exhibit F.

                (b) On or prior to the Exchange Date, each of the persons listed on Exhibit G (the "KEY EMPLOYEES") shall enter into a Bonus Waiver with the Company (the "BONUS WAIVERS") in substantially the form attached hereto as Exhibit H.

        5.9 Affiliates. Section 5.9 of the Disclosure Schedule sets forth a list of those persons who, in the reasonable judgment of IC Global and Shareholders, are or may be, Affiliates (as defined below) of IC Global. Prior to the Exchange Date, Shareholders and IC Global shall cause each Affiliate of IC Global to execute and deliver a written agreement in the form attached as Exhibit I ("AFFILIATES AGREEMENT"), that he or she will not sell, offer to sell, or otherwise dispose of any of the Acquisition Corp. Preference Shares or ADSs issued to him or her from time to time pursuant to an ADS Exchange, except in compliance with Rules 144 and 145 or another exemption from the registration requirements of the Securities Act. SmartForce and Acquisition Corp. shall be entitled to place appropriate legends on the certificates evidencing any Acquisition Corp. Preference Shares or ADSs to be received by such Affiliates, and to issue appropriate stop transfer instructions to the transfer agent for SmartForce's Ordinary Shares and ADSs, consistent with the terms of such Affiliate Agreements. For purposes of this Section 5.9, an "AFFILIATE" shall mean any person who may be deemed an "affiliate" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of IC Global.

        5.10 Proprietary Information Agreement. Shareholders shall use their best reasonable efforts to assist SmartForce and Acquisition Corp. to cause each Employee to execute and deliver SmartForce's or Acquisition Corp.'s standard form proprietary information and confidentiality agreement (the "SMARTFORCE PROPRIETARY AGREEMENT") prior to or on the Exchange Date.

        5.11 Resale Registration Statement. SmartForce shall use its reasonable best efforts to file, as soon as reasonably possible following the date of the initial ADS Exchange, a registration statement on Form S-3 with the SEC covering the resale of the ADSs received by Shareholders in connection therewith. Any such registration shall be subject to the terms and conditions set forth in the Registration Rights Agreement which includes, but is not limited to, the agreement of each of the holders of the ADSs not to sell or otherwise pledge or hypothecate any of the Acquisition Corp. Preference Shares or, upon an ADS Exchange, the ADSs received therefore for a period of six (6) months following the Exchange Date. SmartForce and Acquisition Corp. covenant that with respect to information contained in the registration statement and supplied by SmartForce or Acquisition Corp. in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Shareholders covenant that with respect to information contained in the registration statement and supplied in writing by him in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.12 Confidential Information. Each of SmartForce, Acquisition Corp. and Shareholders agrees not to use any Confidential Information (as defined below) for any purpose except in connection with the transactions contemplated by this Agreement. Each party agrees not to disclose any Confidential Information to third parties, except for counsel, accountants and other designated advisors or representatives for each such party in connection with the Agreement. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean any information disclosed to either party in connection with the transactions contemplated by this Agreement. The term "Confidential Information" does not, however, include any information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving party or its Representatives, (ii) was within the receiving party's possession prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party, (iii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (iv) is disclosed by the disclosing party to a third party without a duty of confidentiality, (v) is independently developed by the recipient without use of Confidential Information, (vi) is disclosed under operation of law, or (vii) is disclosed by the recipient or its Representatives with the discloser's prior written approval.

        5.13 SmartForce Option Plan. As soon as practicable following the Exchange Date, SmartForce shall use its reasonable best efforts to grant options exercisable for its ADSs to certain employees of IC Global who remain employed with IC Global following the Exchange Date in accordance with the standard and customary employment practices of SmartForce on terms and conditions consistent with its stock option plans, as amended from time to time.

        5.14 Non Competition.

                (a) Unless otherwise defined in this Agreement,

                        (i) "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, SmartForce which includes, but is not limited to, Acquisition Corp.;

                        (ii) "RESTRICTED BUSINESS" means (i) the business of, and the provision of services in connection with, (A) the design, development, manufacturing, sale, distribution, deployment, and marketing of interactive software for business and professional education, and (B) online learning environments relating to business and professional education; (ii) the provision of services for the creation or deployment of technology-based business and professional education; and (iii) any other business engaged in by SmartForce or any of its Affiliates during the period Shareholders provide services to SmartForce or any of its Affiliates;

                        (iii) "RESTRICTED TERRITORY" means the counties, cities and states of the United States of America, the Provinces of Canada and each political subdivision and/or nation throughout the world in which SmartForce or its Affiliates are engaging in the Restricted Business;

                        (iv) "ENGAGING IN" a business means to carry on, work with, be employed by, consult for, solicit customers for, advise, contribute, or sell or license intellectual property to, any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, joint venture, limited liability company, corporation or other business, whether as principal, agent, shareholder, partner, joint venturer, member, director, officer, employee, consultant, licensor or in any other manner whatsoever. However, nothing contained in this Agreement shall prohibit Shareholders from (i) being employed by or serving as a consultant to SmartForce or Acquisition Corp. (or any other Affiliate of SmartForce), (ii) acquiring or holding at any one time less than one percent (1%) of the outstanding securities of any publicly traded company, (iii) holding stock of SmartForce or Acquisition Corp., or (iv) acquiring or holding an interest in a mutual fund, limited partnership, venture capital fund or similar entity of which Shareholders are not an employee, officer or general partner and have no power to make, participate in or directly influence the investment decisions of such mutual fund, limited partnership, venture capital fund or investment entity; and

                        (v) "INFORMATION" means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Company.

                (b) Non-Competition Covenant

                        (i) Non-Competition. Each Shareholder hereby covenants and agrees with SmartForce and Acquisition Corp. that, for the Twenty-Four (24) months following the Exchange Date, he shall not (except for and on behalf of SmartForce, Acquisition Corp. or another Affiliate of SmartForce), either directly or indirectly, engage in any Restricted Business in the Restricted Territory, without the prior written consent of the Board of Directors of SmartForce. Shareholders further acknowledge that the nature of the SmartForce's business is such that if Shareholders were to become engaged in a Restricted Business in the Restricted Territory during the Twenty-Four (24) months following the Exchange Date for any reason, it would be very difficult for Shareholders not to rely on or use SmartForce's or Acquisition Corp.'s trade secrets and confidential information or the goodwill that SmartForce and Acquisition Corp. had acquired in connection with this Agreement.

                        (ii) Non-Solicitation of Customers. In addition to, and not in limitation of, the non-competition covenants of Shareholders in Section 5.14(b)(i) above, each Shareholder agrees with

SmartForce and Acquisition Corp. that for the Twenty-Four (24) months following the Exchange Date, he will not, on his own behalf or on behalf of another person or entity, or directly or indirectly (other than for SmartForce, Acquisition Corp. or any other Affiliates), (i) solicit, interfere with, induce or entice away any person or entity that is a client, customer or agent of SmartForce or Acquisition Corp. or another Affiliate of SmartForce, or (ii) in any manner persuade or attempt to persuade any such person or entity to discontinue a business relationship with SmartForce or another Affiliate of SmartForce.

                        (iii) Non-Solicitation of Employees or Consultants. In addition to, and not in limitation of, the non-competition covenants of Shareholders in Section 5.14(b)(i) above, each Shareholder agrees with SmartForce and Acquisition Corp. that for the Twenty-Four (24) months following the Exchange Date Shareholders will not, either for Shareholders or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee, consultant or contractor of SmartForce or Acquisition Corp. or any of their Affiliates to terminate his or her employment or his or her services with SmartForce, Acquisition Corp. or any of their Affiliates or to take employment with another party, or otherwise interfere in any manner with the contractual or employment relationship or association between such persons and/or entities and SmartForce, Acquisition Corp. or any other Affiliates. Shareholders agree that this Section 5.14(b)(iii) shall apply regardless of whether such employee, consultant or contractor of SmartForce, Acquisition Corp. or any other Affiliates made an initial contact or inquiry of such other person or entity regarding employment or other engagement of services.

                        (iv) Use of Name. From and after the date of this Agreement, Shareholders will not without the prior written consent of SmartForce use or consent to or cooperate in the use of the name "SmartForce," or "IC Global" or any similar names thereto in any business other than that of SmartForce, Acquisition Corp. or any other Affiliates.

                                   ARTICLE VI
                        CONDITIONS TO THE SHARE EXCHANGE

        6.1 Conditions to Obligations of Each Party to Effect the Share Exchange. The respective obligations of each party to this Agreement to effect the Share Exchange shall be subject to the satisfaction at or prior to the Exchange Date of the following conditions:

                (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Share Exchange shall be in effect.

                (b) Applicable Law. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Share Exchange.

                (c) No Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Share Exchange shall have been instituted by any third party before any court, arbitrator or governmental body, agency or official and be pending.

        6.2 Additional Conditions to Obligations of IC Global and Shareholders. The obligations of IC Global and Shareholders to consummate the Share Exchange and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Exchange Date of each of the following conditions, any of which may be waived, in writing, exclusively by IC Global and Shareholders;

                (a) Representations and Warranties. The representations and warranties of SmartForce and Acquisition Corp. in this Agreement shall be true and correct in all material respects on and as of the Exchange Date as though such representations and warranties were made on and as of such time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of such time, except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on SmartForce or Acquisition Corp., as applicable. IC Global and Shareholders shall have received certificates, dated the Exchange Date, with respect to the foregoing signed on behalf of SmartForce by its Vice President and Chief Financial Officer and Acquisition Corp. by its President.

                (b) Agreements and Covenants. SmartForce and Acquisition Corp. shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Exchange Date (which performance or compliance shall be subject to SmartForce's ability to cure as provided in Section 8.1(e) below). IC Global and Shareholders shall have received certificates, dated the Exchange Date, with respect to the foregoing signed on behalf of SmartForce by its Vice President and Chief Financial Officer and Acquisition Corp. by its President.

                (c) Acquisition Consideration. SmartForce shall have delivered the Acquisition Consideration subject to, and in accordance with, the terms of this Agreement.

        6.3 Conditions to the Obligations of SmartForce and Acquisition Corp. The obligations of SmartForce and Acquisition Corp. to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Exchange Date of each of the following conditions, any of which may be waived, in writing, exclusively by SmartForce:

                (a) Representations and Warranties. The representations and warranties of Shareholders in this Agreement shall be true and correct in all material respects on and as of the Exchange Date as though such representations and warranties were made on and as of such time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of such time, except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on IC Global or Shareholders. SmartForce and Acquisition Corp. shall have received a certificate, dated the Exchange Date, with respect to the foregoing signed on behalf of each Shareholder and IC Global by its President and Chief Financial Officer.

                (b) Agreements and Covenants. IC Global and Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Exchange Date (which performance or compliance shall be subject to their ability to cure as provided in Section 8.1(f) below). SmartForce and Acquisition Corp. shall have received a certificate, dated the Exchange Date, with respect to the foregoing signed on behalf of each Shareholder and IC Global by its President and Chief Financial Officer.

                (c) Consents. All consents, waivers, and approvals listed on the Disclosure Schedule or as otherwise may be required to be obtained in order to enable IC Global to continue to enjoy all of its material rights and benefits following consummation of the Share Exchange shall have been obtained.

                (d) No Material Adverse Effect. From the date hereof through the Exchange Date, there shall not have occurred any Material Adverse Effect on IC Global.

                (e) IC Global Shares. Shareholders shall have transferred and delivered to SmartForce and Acquisition Corp. IC Global Certificates representing all issued and outstanding IC Global Shares.

                (f) Employee Matters. IC Global shall have obtained the consent of the party with whom IC Global has contracted with respect to any key contracts that contain a change of control clause or otherwise require the consent of such contracting party, if and to the extent required in the reasonable judgment of SmartForce's counsel. All employment contracts, if any, between IC Global and Shareholders and any employee of IC Global shall have been provided to SmartForce and Acquisition Corp. for review and, if SmartForce or Acquisition Corp. believes it appropriate to do so after review and consultation with Shareholders, terminated.

                (g) Canadian Regulatory Approvals. All Canadian regulatory approvals, which are, in SmartForce's or Acquisition Corp.'s judgment, necessary or desirable shall have been obtained to SmartForce's or Acquisition Corp.'s satisfaction.

                (h) Transaction Exemption. The offer and issuance of Acquisition Corp. Preferred Stock pursuant to the terms of this Agreement shall be exempt from the registration requirements of Section 5 of the Securities Act and applicable Canadian securities laws.

                (i) Necessary Filing. All actions by or in respect of or filings with any governmental body, agency, official or authority necessary to permit the consummation of the Share Exchange shall have been obtained.

                (j) Registration Rights Agreement. Shareholders shall have executed and delivered to SmartForce and Acquisition Corp. the Registration Rights Agreement.

                (k) Employment Agreements. Each of the Designated Employees shall have executed and delivered to SmartForce an Employment Agreement.

                (l) Escrow Agreement. Shareholders shall have executed and delivered to SmartForce and Acquisition Corp. the Escrow Agreement.

                (m) Trust Agreement. Shareholders shall have executed and delivered to SmartForce and Acquisition Corp. the Trust Agreement.

                (n) Affiliates Agreements. Each of the Affiliates shall have executed and delivered to SmartForce and Acquisition Corp. an Affiliates Agreement.

                (o) Bonus Waivers. Each of the Key Employees and the Company shall have executed and delivered to SmartForce and Acquisition Corp. a Bonus Waiver.

                (p) Exchange Support Agreement. Shareholders shall have executed and delivered to SmartForce and Acquisition Corp. the Exchange Support Agreement.

                (q) Legal Opinion. SmartForce shall have received the legal opinion of Stewart McKelvey Stirling Scales, counsel to IC Global and Shareholders, in substantially the form attached hereto as Exhibit J.

                                   ARTICLE VII

                         SURVIVAL OF REPRESENTATIONS AND
                   WARRANTIES AND COVENANTS; INDEMNITY; ESCROW


        7.1 Survival of Representations and Warranties and Covenants. Except as provided in Section 7.1(a), all representations and warranties in this Agreement, the Related Agreements or in any certificate, schedule, statement, document or instrument delivered pursuant to this Agreement and all covenants to be performed prior to the Share Exchange shall survive the Share Exchange for a period ending on the date three (3) years from the Exchange Date.

        7.2 Agreement to Indemnify. Each of the Shareholders agrees, jointly and severally, to indemnify and hold SmartForce, Acquisition Corp. and their respective affiliates, officers, directors and employees ("SMARTFORCE INDEMNITEES") harmless against any losses, claims, damages, costs, expenses or other liabilities (including reasonable attorneys' fees and expenses) (collectively, "DAMAGES") resulting from (i) any breach of or inaccuracy in any representations and warranties of Shareholders or IC Global set forth in this Agreement, the Related Agreements or in any certificate, schedule, statement, document or instrument delivered pursuant to this Agreement or the Related Agreements, (ii) any breach or default by IC Global or any Shareholder of any covenant, obligation or other agreement of IC Global or the Shareholders under this Agreement, the Related Agreements or any certificate, schedule, statement, document or instrument delivered pursuant to this Agreement or the Related Agreements, (iii) the incurrence of taxes, penalties or other payments arising from, or related, to the declaration of any bonuses to either of the Shareholders as of the date of this Agreement or (iv) the failure to obtain any of the Post-Closing Consents (as defined below) (each, a "SMARTFORCE INDEMNIFIABLE CLAIM"). This indemnification shall survive the Share Exchange for a period ending on the date three (3) years from the Exchange Date ("INDEMNITY TERMINATION DATE").

        7.3 Escrow Arrangements; Limitations on Indemnity. As partial security for the obligations of each Shareholder and IC Global pursuant to this Article VII, the Escrow Amount shall be deposited with an escrow agent and shall be controlled pursuant to the terms of the escrow agreement (the "ESCROW AGREEMENT") in substantially the form attached hereto as Exhibit K. Unless a claim against such escrow has been received by the escrow agent on or before the two (2) year anniversary of the Exchange Date, all of the Escrow Amount shall be distributed to Shareholders and, if such a claim is made, shares shall be released to the extent not necessary to cover any such claim. SmartForce or Acquisition Corp. shall pay all expenses related to the establishment of the escrow account. Notwithstanding anything contained in this Agreement to the contrary, SmartForce or Acquisition Corp. shall be entitled to exercise any remedies available to them under applicable law with respect to any SmartForce Indemnifiable Claim including, without limitation, all remedies in equity (including specific performance).

        7.4 Survival of Indemnity; Indemnification Procedures; Time Limits. The indemnification obligations of each Shareholder pursuant to Section 7.2 shall apply only to those claims for indemnification as to which SmartForce or Acquisition Corp. has given written notice thereof pursuant to the terms of the Escrow Agreement on or prior to the Indemnity Termination Date; provided however that Shareholders shall remain liable for Damages resulting from a SmartForce Indemnifiable Claim incurred by SmartForce Indemnitees after the applicable Indemnity Termination Date as long as SmartForce Indemnitees have made claims prior to the applicable Indemnity Termination Date in respect of such Damages. The indemnification procedures set forth in the Escrow Agreement shall apply to claims for Damages resulting from a SmartForce Indemnification Claim.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated at any time prior to the Share Exchange:

                (a) by mutual consent of all the parties hereto; or

                (b) by any party hereto if the Share Exchange has not occurred on or prior to July 1, 2001 other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Exchange Date, or

                (c) by SmartForce, Acquisition Corp. or Shareholders if (i) there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the Share Exchange or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity which would make the consummation of the Share Exchange illegal; or

                (d) by SmartForce or Acquisition Corp. if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity which would; (i) prohibit ownership or operation by SmartForce, Acquisition Corp. or IC Global of all or a material portion of the business of IC Global; or
(ii) compel SmartForce, Acquisition Corp. or IC Global to dispose of all or a material portion of the business or assets of SmartForce, Acquisition Corp. or IC Global as a result of the Share Exchange; or

                (e) by SmartForce or Acquisition Corp. if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of IC Global or Shareholders, as the case may be, and due to such breach, Shareholders or IC Global would not be able to satisfy the requirements of Section 6.2(a) or 6.2(b) as of such date, provided that, if such breach is curable by IC Global or Shareholders, as the case may be, within fifteen (15) days through the exercise of its reasonable best efforts, then for so long as IC Global or Shareholders, as the case may be, continues to exercise such reasonable best efforts SmartForce may not terminate this Agreement under this
Section 8.1(e) unless such breach is not cured within such fifteen (15) day period (but no cure period shall be required for a breach which by its nature cannot be cured); or

                (f) by IC Global or Shareholders, as the case may be, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SmartForce or Acquisition Corp., and due to such breach, SmartForce or Acquisition Corp. would not be able to satisfy the requirements of Section 6.1(a) or 6.1(b) as of such date, provided that, if such breach is curable by SmartForce or Acquisition Corp. within fifteen (15) days through the exercise of its reasonable best efforts, then for so long as SmartForce or Acquisition Corp. continues to exercise such reasonable best efforts IC Global or Shareholders, as the case may be, may not terminate this Agreement under this Section 8.1(f) unless such breach is not cured within such fifteen (15) day period (but no cure period shall be required for a breach which by its nature cannot be cured); or

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of

SmartForce, Acquisition Corp., IC Global or Shareholders or their respective officers, directors or Shareholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections 5.2 and 5.3 and Articles VIII and IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in Section 5.12 hereof, all of which obligations shall survive termination of this Agreement in accordance with the terms thereof.

        8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by or on behalf of each of the parties hereto.

        8.4 Extension; Waiver. At any time prior to the Exchange Date, SmartForce and Acquisition Corp., on the one hand, and Shareholders, on behalf of themselves and IC Global, on the other, may, to the extent legally allowed,
(a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

        9.1 Income Tax Elections. Each Shareholder and Acquisition Corp.,agrees to elect jointly under subsection 85(1) of the Income Tax Act (Canada) (the "ACT"), in prescribed form and within prescribed time for the purposes of the Act that for the purposes of income taxation, the IC Global Shares and IC Global Rights, if any, transferred by each Shareholder shall be deemed to have been transferred to Acquisition Corp. by the Shareholder at an amount equal to the maximum amount, with respect to this disposition, that may be elected by that Shareholder without giving rise to a capital gain for purposes of income taxation (after taking into account the application of any exempt capital gains balance in the hands of that Shareholder.) Each Shareholder and Acquisition Corp. agrees to file the election referred to in this section 9.1 as required by the Act so that the elections will have full force and effect for purposes of the Act.

        9.2 Consents. The Shareholders shall obtain as soon as practicable, but in no event later than ten (10) business days after the Exchange Date, the consents, waivers and approvals set forth in Section 9.2 of the Disclosure Schedule (the "POST-CLOSING CONSENTS").


                                    ARTICLE X
                               GENERAL PROVISIONS

        10.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)     if to SmartForce, to:         900 Chesapeake Drive
                                      Redwood City, CA 94063
                                      Attention:  Chief Financial Officer
                                      Facsimile No.:  (650) 868-8518

     with a copy to:                  Wilson Sonsini Goodrich & Rosati, P.C.
                                      975 Page Mill Road
                                      Palo Alto, California 94304-1050
                                      Attention:  Steven V. Bernard, Esq.
                                      Telephone No.:  (650) 493-9300
                                      Facsimile No.:  (650) 493-6811

(b)     if to Acquisition Corp. to:   900 Chesapeake Drive
                                      Redwood City, CA 94063
                                      Attention:  Chief Financial Officer
                                      Facsimile No.:  (650) 868-8518

     with a copy to:                  Wilson Sonsini Goodrich & Rosati, P.C.
                                      975 Page Mill Road
                                      Palo Alto, California 94304-1050
                                      Attention:  Steven V. Bernard, Esq.
                                      Telephone No.:  (650) 493-9300
                                      Facsimile No.:  (650) 493-6811

(c)     if to IC Global or
     Shareholders, to:                Jody Glidden
                                      23 Lawrence Close
                                      Fredericton, NB, Canada
                                      E3B 9N1

                                      Michael LeBlanc
                                      49 Mannington Lane
                                      Fredericton, NB, Canada
                                      E3A 5S7

     with a copy to:                  Stewart McKelvey Stirling Scales
                                      Suite 600, Frederick Square
                                      77 Westmorland Street
                                      Fredericton, NB, Canada
                                      E3B 5B4
                                      Attention:  Britt Dysart
                                      Telephone:  (506) 458-1970
                                      Fax:  (506) 444-8974

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or sent by telecopy and confirmed in writing or (ii) four
(4) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

        10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Exhibits, such reference shall be an Exhibit to this Agreement unless otherwise indicated. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the knowledge of such party, or of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control.

        10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.4 Entire Agreement; Assignment. This Agreement, the Disclosure Schedule and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned, by operation of law or otherwise, except as otherwise specifically provided and except that SmartForce may transfer or assign its rights hereunder to any affiliate of SmartForce or Acquisition Corp., or to any party that acquires IC Global or all or substantially all of its assets from SmartForce or Acquisition Corp. or its subsidiaries, but no such transfer or assignment will relieve SmartForce or Acquisition Corp. of its obligations. Without limiting the generality of clause (b) of this Section 10.4, the transactions contemplated by this Agreement shall not be deemed to constitute the purchase of all or substantially all of the assets or any assumption of liabilities of IC Global or Shareholders and neither SmartForce nor Acquisition Corp. shall be liable to any creditor of IC Global or Shareholders by reason of the consummation of the Share Exchange or any other transaction contemplated hereby.

        10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding any provision of this Agreement to the contrary, the parties expressly agree that reasonable attorney's fees may be recoverable in connection with any action to enforce contractual rights under
Section 5.11 of this Agreement.

        10.7 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable in accordance with the terms stated herein.

        10.8 Arbitration. Except if any dispute arises with respect to this Agreement, then any party (the "DEMANDING PARTY") may demand, by written notice to each other party to the dispute (collectively, the "RESPONDING PARTY"), that such issue shall be settled by binding arbitration to be held in Santa Clara, California (an "ARBITRATION DEMAND"). All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "ARBITRATION RULES"). The Demanding Party and the Responding Party shall each designate one (1) arbitrator within fifteen (15) calendar days after the delivery of the Arbitration Demand. Such designated arbitrators shall mutually agree upon and shall designate a third arbitrator (the "THIRD ARBITRATOR"). The final decision of a majority of the arbitrators shall be furnished to Demanding Party and the Responding Party in writing and shall constitute a conclusive determination of the issue in question, binding upon all parties and shall not be contested by any of them. The non-prevailing party shall bear all costs and expenses associated with such arbitration, including all arbitrators' fees and attorneys' fees.

        10.9 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of California, without giving effect to any choice or conflict of law provision or rule (whether of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than California.

        10.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.11 Share Legends. The Acquisition Corp. Preference Shares to be issued pursuant to this Agreement, and any ADSs redeemed, retracted or sold therefore, shall have endorsed thereon a restrictive legend substantially as follows:

                (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                (b) Any legend required to be placed thereon by applicable blue sky laws of any state.

        10.12 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS

AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               [Remainder of this page left blank intentionally.]

        IN WITNESS WHEREOF, each party hereto has caused this Share Purchase Agreement to be duly executed on its behalf, all as of the date first written above.

                                            SMARTFORCE PLC


                                            By: /s/ David Drummond
                                                --------------------------------
                                            Name:  David C. Drummond
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer

                                            IC GLOBAL ACQUISITION CORP.


                                            By: /s/ David Drummond
                                               ---------------------------------

                                            Name: David Drummond
                                                 -------------------------------

                                            Title:      C
                                                  ------------------------------


                                            IC GLOBAL CORPORATION


                                            By: /s/ Mike LeBlanc
                                               ---------------------------------

                                            Name: Mike LeBlanc
                                                 -------------------------------

                                            Title: President
                                                  ------------------------------


                                            SHAREHOLDERS


                                            By: /s/ Mike LeBlanc
                                               ---------------------------------

                                            Printed Name: Mike LeBlanc
                                                         -----------------------


                                            By: /s/ Jody Glidden
                                               ---------------------------------

                                            Printed Name: Jody Glidden
                                                         -----------------------


                         ***SHARE PURCHASE AGREEMENT ***

                                INDEX OF EXHIBITS

Exhibit                      Description
-------                      -----------
Exhibit A                    Articles of Incorporation

Exhibit B                    List of Shareholders

Exhibit C                    Exchange and Support Agreement

Exhibit D                    Registration Rights Agreement

Exhibit E                    Designated Employee List

Exhibit F                    Form of Employment and Non-Competition Agreement

Exhibit G                    Key Employees

Exhibit H                    Form of Bonus Waiver

Exhibit I                    Form of Affiliates Agreement


Copies of the Exhibits listed above may be obtained by the Commission upon request.



                                       -2-